Exhibit 5.1

Stevens & Lee

Lawyers & Consultants

17 N. Second Street, 16th Floor

Harrisburg, PA 17101
(717) 234-1090 Fax (717) 234-1099
www.stevenslee.com

April 7, 2020

Board of Directors
Citizens & Northern Corporation
90-92 Main Street
Wellsboro, Pennsylvania 16901

Re: Citizens & Northern Corporation; Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Citizens & Northern Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offering and sale of up to 2,317,908 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in connection with the merger (the “Merger”) of Covenant Financial, Inc., a Pennsylvania corporation (“Covenant”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as December 18, 2019 (the “Agreement”), by and between the Company and Covenant.

In rendering this opinion, we have (i) examined the Agreement, (ii) examined the Registration Statement and the exhibits thereto, (iii) examined and relied upon original, certified, conformed, photostat or other copies of the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company, and (iv) a specimen certificate representing the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have, with your consent, relied upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Merger Agreement.

Allentown   •   Bala Cynwyd   •   Cleveland   •   Fort Lauderdale   •   Harrisburg   •   Lancaster   •   New York   •   Philadelphia
Princeton   •   Reading   •   Rochester   •   Scranton   •   Valley Forge   •   Wilkes-Barre   •   Wilmington

A PROFESSIONAL CORPORATION

Stevens & Lee

Lawyers & Consultants

Board of Directors

Citizens & Northern Corporation

April 7, 2020

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Shares will be properly recorded in the books and records of the Company.

Based on the foregoing, when the Registration Statement becomes effective under the Securities Act, and the Merger is consummated in accordance with the terms of the Merger Agreement, it is our opinion that the Shares have been duly authorized by the Company and, when issued by the Company in the manner contemplated by the Registration Statement and in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following qualifications:

(a)               In connection with providing this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the Commonwealth of Pennsylvania.

(b)               Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)               Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

Stevens & Lee

Lawyers & Consultants

Board of Directors

Citizens & Northern Corporation

April 7, 2020

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of the date hereof unless otherwise expressly stated and is limited to present statutes, regulations and judicial opinions and to the facts, as they currently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee, P.C.